UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No.147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $11,420, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 6, 2025, Zoomcar Holdings, Inc. (the “Company”) received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s common stock and public warrants. Suspension of trading in the Company’s common stock will be effective at the open of trading on May 8, 2025. Following the delisting of its common stock from the Nasdaq Global Market, the Company will continue to be a reporting company under the Securities Exchange Act of 1934. The Company expects its common stock and public warrants will commence trading on the OTC Markets Group platform at the open of trading on May 8, 2025, under the symbols “ZCAR” and “ZCARW,” respectively. The Company has applied for trading on the OTCQX Best Market for its common stock and on the OTCQB Venture Market for its public warrants.

The Company has a period of 15 days from the date of the notice letter to submit a written request for a review of the Nasdaq Hearings Panel’s delisting determination by the Nasdaq Listing and Hearing Review Council. The Company does not plan to appeal the Panel’s determination and expects that a Form 25-NSE will be filed with the Securities and Exchange Commission (“SEC”), which would remove the Company’s common stock and public warrants from listing and registration on Nasdaq.

As previously reported, on November 6, 2024, the “Company received a staff delist determination letter from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) as a result of the Company’s failure to maintain compliance with the market value of listed securities requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A). On January 9, 2025, the Company presented a compliance plan to the Panel. On January 23, 2025, the Company received a further notice from the Staff, notifying the Company that its failure to maintain compliance with the market value of publicly held shares requirement for continued listing on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(b)(2)(C) (“MVPHS”) serves as an additional basis for delisting the Company’s securities from Nasdaq. Shortly thereafter, the Company submitted to the Panel its plan of compliance with respect to the MVPHS deficiency.

On February 10, 2025, the Company received a letter from the Panel (the “Panel Decision Letter”) stating that, based on the information presented, the Panel has determined to grant the Company’s request for continued listing on Nasdaq, subject to the Company satisfying certain conditions, including transferring its listing to The Nasdaq Capital Market and demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), which requires a stockholders’ equity of at least $2.5 million for continued listing on The Nasdaq Capital Market (the “Equity Rule”), on or before March 31, 2025.

Upon presentation of an update to the Panel on March 28, 2025, the Panel granted the Company’s request to extend the period of time in which to satisfy the Equity Rule for continued listing to May 5, 2025, and to remain listed on Nasdaq until that date, subject to certain conditions. These conditions included that the Company provide a written update on the status of its plans to obtain financing and strengthen its balance sheet, as well as provide prompt notification of any significant events that may occur during the period of extension that may affect the Company’s compliance with Nasdaq requirements.

Item 8.01. Other Events.

On May 8, 2025, the Company issued a press release announcing the receipt of the notice of delisting from Nasdaq and commencement of quotation on the OTC Markets Group platform.

A copy of this press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
99.1	Press Release date May 8, 2025.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Shachi Singh
	Name:	Shachi Singh
	Title:	Chief Legal Officer

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